UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2021

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Dairy Ashford, Houston, Texas 77079

(Address of principal executive offices and zip code)

(832) 337-2034

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	SHLX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 27, 2021, Shell Midstream Partners, L.P. (the “Partnership”) issued a press release with the estimated financial impacts to the Partnership resulting from the effects of Hurricane Ida, including remediation costs and downtime with respect to the Partnership’s owned or operated assets in the Gulf of Mexico and onshore in southeastern Louisiana. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided in this Item 7.01 (including the exhibits referenced therein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act of 1933, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 8.01	Other Events.

The Partnership owns a 16.125% interest in Colonial Enterprises, Inc. (“Colonial”), the parent of Colonial Pipeline Company. On September 22, 2021, the board of directors of Colonial elected not to declare a dividend for the quarter ended September 30, 2021, which may further impact the Partnership’s financial results for the third quarter of 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release dated September 27, 2021, issued by Shell Midstream Partners, L.P.

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: September 27, 2021